                                                          [PGA LOGO]

                                                PERSONNEL GROUP OF AMERICA, INC.

Contacts:         Jim Hunt, President    or    Ken Bramlett, CFO
                  (704) 442-5105               (704) 442-5106

Media Contact:    Gail Rosenberg
                  (704) 442-3727


FOR IMMEDIATE RELEASE

                             CAREERSHOP.COM ACQUIRED
                          BY PERSONNEL GROUP OF AMERICA

    MARRIAGE OF PGA'S 80,000 STAFFING AND IT CONSULTANTS WITH AWARD-WINNING, CAREER AND RECRUITMENT WEB PORTAL HERALDS THE BEGINNING OF A MAJOR E-COMMERCE
                           INITIATIVE FOR THE COMPANY

    o ACQUISITION IS PART OF A MAJOR COMPANY BRANDING AND REPOSITIONING INITIATIVE FOR 2000

    o COMPANY EXPECTS THE ACQUISITION AND OTHER FACTORS, INCLUDING THE CONTINUING SLOWER THAN EXPECTED RECOVERY IN IT DEMAND, TO RESULT IN LOWER EARNINGS -- $0.60 TO $0.72 PER SHARE FOR 2000

CHARLOTTE, N.C. - JUNE 1, 2000 - As part of a major e-commerce and repositioning initiative designed to leverage the Internet with its more than 144 offices nationwide, Personnel Group of America (NYSE:PGA) has acquired CareerShop.com (CareerShop).

With its purchase of CareerShop, PGA has acquired a Forbes Magazine "Best of the Web" online career and recruitment Web portal (www.careershop.com) that has rapidly become the Internet career site for the computer generation. The portal currently receives more than 1.5 million page views and 330,000 user sessions per month. It also currently includes more than 350,000 resumes and confidential listings in its data bank and provides access to more than 1 million job postings.

The acquisition provides PGA with ready Internet technology that the Company will employ to "webify" its processes and to recruit the talent and job skills the market is demanding. This significantly enhances PGA's recruiting capabilities by combining CareerShop's e-cruiting experience and technology with its e-procurement systems. The acquisition also provides the Company with tremendous branding power across the Internet.

In addition to the CareerShop portal, PGA has acquired CareerShop's CareerTV, a revenue-generating, Internet and TV-based initiative that includes a 30-minute weekly television broadcast. CareerTV is targeted to the local market and comprises career-focused content, such as career-related news, training and instructional programs, and "Hot Company" profiles of companies in local markets. The combination of information technology and the broadcast media uniquely positions PGA to capitalize on the convergence of television and the Internet.

                                     (more)

                                                         PGA Acquires CareerShop
                                                                    June 1, 2000
                                                                     Page 2 of 3



While CareerShop's revenue trends are positive, it has not yet shown a profit. The CareerShop acquisition, completed for approximately $9.0 million in cash and stock, will be accounted for as a purchase and the resulting intangibles are expected to be amortized over five years. As a result, the acquisition of CareerShop, the costs associated with the Company's strategic repositioning and branding and other factors related to the continuing slower than expected recovery of the Company's IT operations could result in lower earnings per share -- $0.60 to $0.72 for the year; $0.14 to $0.18 for the second quarter and $0.15 to $0.19 for the third and fourth quarters respectively -- as compared to current consensus estimates.

"PGA's investment in CareerShop is a strategic move designed to lay the foundation for the Company's transition to integrate its successful local market relationships with an e-commerce operation," said PGA President Jim Hunt. "The CareerShop acquisition provides our operating companies with a platform to maximize our expertise in human capital management with the capability of employing innovative e-commerce recruitment and customer-based information systems. This marriage, while significantly enhancing our recruiting abilities, also provides efficient and economical ways to reposition our operations. CareerTV provides PGA with a ready outlet to build brand recognition and drive Internet recruitment without committing significant dollars to broadcast advertising."

"While the short-term result is a dilution of our earnings, we believe this acquisition is a catalyst that enables our operations to generate higher revenues and higher profits through more efficient recruiting and service delivery practices. We expect CareerShop to at least break even in 2001. Therefore, our cash earnings are estimated to be positively impacted as our IT and commercial staffing operations are enhanced," Hunt said.

Over the course of the next several months, PGA will be launching a number of initiatives to position the Company in a more focused direction, provide strong market identity and better address the demands of its customers by enhancing its solutions-based services. "Though we are disappointed that our information technology business has not rebounded as quickly as we had anticipated, many of our IT companies are performing to expectation and we see customer demand accelerating," Hunt said. "Our commercial staffing operations are squarely on target, and the strategic direction of our Company has our management team excited about our prospects for the future."


ABOUT CAREERSHOP.COM

Career Shop.com is based in Orlando, Florida and currently employs approximately 50 people. CareerShop goes well beyond traditional job boards. It has an award-winning Web career site that boasts strong user attraction. It received a top ranking and the only four-star rating in all categories by MyJobSearch.com.

CareerShop is also the largest employment-related site in the U.S. with a television component. It manages CareerTV, which uses its own production facilities to bring career-related content to broadcast channels, cable and the Internet. In addition, CareerShop has facilities to develop its "Career Channels" and resume management business, which PGA believes can be significant revenue producers.

                                     (more)

                                                         PGA Acquires CareerShop
                                                                    June 1, 2000
                                                                     Page 3 of 3



CareerShop's management team will continue to manage the CareerShop operations and will be integrally involved in integrating CareerShop with PGA's information technology and commercial staffing businesses.

"PGA is well-positioned to provide CareerShop with ready markets through its 144 offices and, in turn, CareerShop is well-suited to help PGA increase its service and product portfolio and help the Company build its business-to-business identity," said CareerShop Chairman and CEO Jim McArdle. "CareerShop provides PGA with the Internet technology it needs to bridge communications between its operating companies, consultants and customers."

"By providing and employing recruitment technology, we believe this transaction makes PGA a more valuable company, especially in this evolving market, and we have great confidence in PGA that its outlook for the future is very positive," McArdle said.


ABOUT PGA

Personnel Group of America, Inc. is a nationwide provider of information technology consulting and custom-software development services; high-end clerical, accounting and other specialty professional staffing services; and desktop publishing and computer graphics services. The Company is based in Charlotte, N.C. and operates 144 offices in strategic markets throughout the United States employing more than 80,000 temporary staffing associates and IT consultants serving more than 18,000 customers.


FORWARD-LOOKING STATEMENTS

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on PGA's operating results, performance or financial condition are fluctuations in the economy, the degree and nature of competition, the demand for PGA's services, changes in laws and regulations affecting PGA's business, PGA's ability to complete acquisitions and integrate the operations of acquired businesses, to recruit, place and retain temporary professionals, to expand into new markets, and to maintain profit margins in the face of pricing pressures and wage inflation, and numerous other factors discussed in PGA's filings with the Securities and Exchange Commission.

                                   # # #